Exhibit 5.2

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 davispolk.com

February 9, 2022

Aptiv PLC

5 Hanover Quay

Grand Canal Dock

Dublin 2, Ireland

Ladies and Gentlemen:

We have acted as special counsel for Aptiv PLC, a public limited company organized under the laws of Jersey (the “Company”), Aptiv Corporation, a Delaware corporation (“Aptiv Corp.”), and Aptiv Global Financing Limited, a company incorporated under the laws of Ireland (“AGFL”), and each of the subsidiaries of the Company listed on Schedule I hereto (the “Subsidiary Guarantors”) in connection with the Company filing with the Securities and Exchange Commission a Registration Statement on Form S-3 and Amendment No. 1 thereto (together, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a) ordinary shares, par value $0.01 per share (the “Ordinary Shares”) of the Company; (b) preferred shares, par value $0.01 per share (the “Preferred Shares”) of the Company; (c) the Company’s senior debt securities and subordinated debt securities (collectively, the “Company Debt Securities”), which may be fully and unconditionally guaranteed by Aptiv Corp. or one or more of the subsidiaries of the Company listed on Schedule 1 hereto (the “Subsidiary Guarantors”), and which may be issued pursuant to a senior indenture dated as of March 10, 2015, as supplemented prior to the date hereof (the “Company Senior Indenture”), among the Company, Wilmington Trust, National Association as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as registrar, paying agent and authenticating agent (the “Agent”), and a subordinated indenture (the “Company Subordinated Indenture” and together with the Company Senior Indenture, the “Company Indentures”) among the Company, the Trustee and the Agent; (d) Aptiv Corp.’s senior debt securities and subordinated debt securities (collectively, the “Aptiv Corp. Debt Securities”), which may be fully and unconditionally guaranteed by the Company, AGFL and one or more Subsidiary Guarantors, and which may be issued pursuant to a senior indenture dated as of February 14, 2013, as supplemented prior to the date hereof (the “Aptiv Corp. Senior Indenture”), among Aptiv Corp., the Company, as a guarantor, the Trustee and the Agent, and a subordinated indenture (the “Aptiv Corp. Subordinated Indenture,” and together with the Aptiv Corp. Senior Indenture, the “Aptiv Corp. Indentures”), among Aptiv Corp., the Company, as a guarantor, the Trustee and the Agent; (e) AGFL’s senior debt securities (the “AGFL Debt Securities” and together with the Company Debt Securities and the Aptiv Corp. Debt Securities, the “Debt Securities”), which may be fully and unconditionally guaranteed by the Company, Aptiv Corp. and one or more Subsidiary Guarantors, and which may be issued pursuant to a senior indenture (the “AGFL Senior Indenture” and together with the Company Indentures and the Aptiv Corp. Indentures, the “Indentures”), among AGFL, the Company, as a guarantor, the Trustee and the Agent; (f) warrants of the Company and Aptiv Corp. (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company or Aptiv Corp., as applicable, and the warrant agent to be named therein (the “Warrant Agent”); (g) purchase contracts (the “Purchase Contracts”) which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company or Aptiv Corp., as applicable, and the purchase contract agent to be named therein (the “Purchase Contract Agent”); (h) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company or Aptiv Corp., as applicable, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”); (i) guarantees (the “Company Guarantees”) of the Company Debt Securities by Aptiv Corp., AGFL and the Subsidiary Guarantors (collectively, the “Company Guarantors”); (j) guarantees (the “Aptiv Corp. Guarantees”) of the Aptiv Corp. Debt Securities by the Company and the Subsidiary Guarantors (collectively, the “Aptiv Corp. Guarantors”); and (k) guarantees (the “AGFL Guarantees”) of the AGFL Debt Securities by the Company, Aptiv Corp. and the Subsidiary Guarantors (collectively, the “AGFL Guarantors”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company, Aptiv Corp., AGFL and the Subsidiary Guarantors that we reviewed were and are accurate and (vii) all representations made by the Company, Aptiv Corp., AGFL and the Subsidiary Guarantors as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.

Assuming the Company Senior Indenture has been duly authorized, executed and delivered by the Trustee, the Agent and the Company, and when the Company Subordinated Indenture and any supplemental indenture to either Company Indenture to be entered into in connection with the issuance of any Company Debt Securities have been duly authorized, executed and delivered by the Trustee, the Agent, the Company and, if applicable, the Company Guarantors; the specific terms of a particular series of Company Debt Securities have been duly authorized and established in accordance with the applicable Company Indenture; and such Company Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Company Indentures and the applicable underwriting or other agreement against payment therefor, such Company Debt Securities will constitute valid and binding obligations of the Company and each of the Company Guarantees thereof by each Company Guarantor will constitute valid and binding obligations of each respective Company Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Company Indentures that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Aptiv Corp., AGFL or any Subsidiary Guarantor’s obligation.

2.

Assuming the Aptiv Corp. Senior Indenture has been duly authorized, executed and delivered by the Trustee, the Agent, Aptiv Corp. and the Company, and when the Aptiv Corp. Subordinated Indenture and any supplemental indenture to either Aptiv Corp. Indenture to be entered into in connection with the issuance of any Aptiv Corp. Debt Securities have been duly authorized, executed and delivered by the Trustee, the Agent, Aptiv Corp. and, if applicable, the Aptiv Corp. Guarantors; the specific terms of a particular series of Aptiv Corp. Debt Securities have been duly authorized and established in accordance with the applicable Aptiv Corp. Indenture; and such Aptiv Corp. Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Aptiv Corp. Indentures and the applicable underwriting or other agreement against payment therefor, such Aptiv Corp. Debt Securities will constitute valid and binding obligations of Aptiv Corp. and each of the Aptiv Corp. Guarantees thereof by each Aptiv Corp. Guarantor will constitute valid and binding obligations of each respective Aptiv Corp. Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Aptiv Corp. Indentures that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of AGFL or any Subsidiary Guarantor’s obligation.

3.

When the AGFL Senior Indenture and any supplemental indenture to the AGFL Senior Indenture to be entered into in connection with the issuance of any AGFL Debt Securities has been duly authorized, executed and delivered by the Trustee, the Agent, AGFL and, if applicable, the AGFL Guarantors; the specific terms of a particular series of AGFL Debt Securities have been duly authorized and established in accordance with the AGFL Senior Indenture; and such AGFL Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the AGFL Senior Indenture and the applicable underwriting or other agreement against payment therefor, such AGFL Debt Securities will constitute valid and binding obligations of AGFL and each of the AGFL Guarantees thereof by each AGFL Guarantor will constitute valid and binding obligations of each respective AGFL Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the AGFL Senior Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Aptiv Corp. or any Subsidiary Guarantor’s obligation.

4.

When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company or Aptiv Corp., respectively; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company or Aptiv Corp., respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

5.

When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company or Aptiv Corp., respectively; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company or Aptiv Corp., respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

6.

When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company or Aptiv Corp., respectively; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company or Aptiv Corp., respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company, Aptiv Corp. or AGFL as applicable, shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iii) the Indentures and the Debt Securities are each valid, binding and enforceable agreements of each party thereto, (other than as expressly covered above in respect of the Company, Aptiv Corp., AGFL and each Subsidiary Guarantor); and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company, Aptiv Corp., AGFL or any Subsidiary Guarantor of any such security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company, Aptiv Corp., AGFL or any Subsidiary Guarantor and (ii) any Warrant Agreement, Purchase Contract Agreement and Unit Agreement will be governed by the laws of the State of New York.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Validity of Securities” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

Schedule I

State or Other Jurisdiction of Incorporation or Organization
Aptiv International Holdings (UK) LLP	England and Wales
Aptiv Holdings US Limited	Jersey